UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 1, 2010 (Date of earliest event reported)

ALLIED NEVADA GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9790 Gateway Drive, Suite 200, Reno, Nevada 89521
(Address of principal executive offices)

(775) 358-4455
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, Allied Nevada Gold Corp. (the “Company”) and James M. Doyle entered into a letter agreement (“Letter Agreement”) in connection with Mr. Doyle’s retirement from his position as Executive Vice President, Operations of the Company, effective March 31, 2010 (“Retirement Date”), as previously announced in the Company’s Current Report on Form 8-K filed January 19, 2010 with the Securities and Exchange Commission.

Notwithstanding his retirement, the Company has agreed, pursuant to the Letter Agreement, to permit (i) Mr. Doyle’s outstanding stock options as of his Retirement Date to continue to vest through July 31, 2010, in accordance with the vesting schedules set forth in the applicable stock option agreements with the Company and (ii) Mr. Doyle to exercise any vested outstanding stock options through August 31, 2010. The Letter Agreement also provides for a customary general release of claims by Mr. Doyle, as well as certain other standard terms.

The foregoing summary of the Letter Agreement is qualified in its entirety by the text of the Letter Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement between the Company and James M. Doyle effective as of March 31, 2010

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 2, 2010	Allied Nevada Gold Corp.

	By:	/s/ Hal D. Kirby
Hal D. Kirby
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement between the Company and James M. Doyle effective as of March 31, 2010